Exhibit 99.1
 NEWS RELEASE

LivaNova Reports Third Quarter 2016 Results

London, November 2, 2016 – LivaNova PLC (NASDAQ:LIVN; LSE: LIVN) ("LivaNova" or the "Company"), a market-leading medical technology and innovation company, today reported results for the third quarter ended September 30, 2016.

For the third quarter of 2016, worldwide sales were $295 million, an increase of 3.2 percent on a reported basis and an increase of 2.4 percent on a constant-currency basis1, as compared to the previous year.  On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2016 loss per share was $0.03.  Third quarter 2016 adjusted2 diluted earnings per share were $0.78.

"While sales performance was below expectations for the quarter, earnings results were positive due to significant leverage in the income statement," said André-Michel Ballester, Chief Executive Officer.  "Many of our new products continue to perform well, including - AspireSR® used for VNS Therapy, Perceval™ sutureless heart valves, INSPIRE™ oxygenators, KORA 250™ pacemakers and PLATINIUM™ defibrillators.  However, we have experienced challenges in Cardiac Surgery, and as a result, we are increasing our focus on driving merger synergies, implementing restructuring activities, maintaining disciplined cost controls and reprioritizing internal research and development spending to focus our efforts on the highest growth drivers.  Overall, I am extremely pleased in our ability to align operating expenses and deliver strong bottom line performance, while investing in short and long-term growth opportunities."

1 Constant currency growth measures the change in sales between the current and prior year periods using average exchange rates in effect during the applicable prior year period.
2 Adjusted measures are based on selected non-GAAP operating results and exclude certain specified items as described later in this press release and the attached schedules.

Third-Quarter 2016 Results

The following table highlights selected financial results3 for the third quarter of 2016 compared to the same period in 2015:

	Three Months Ended September 30,		% Change	Constant Currency % Change
In $ millions	2016	2015
Cardiopulmonary	$114.8	$113.0	1.6%	0.2%
Heart Valves	$33.7	$34.2	(1.5%)	(2.4%)
Cardiac Surgery	$148.5	$147.2	0.9%	(0.4%)
CRM[4]	$56.8	$53.9	5.4%	3.6%
Neuromodulation	$89.5	$84.3	6.2%	6.8%
Other	$0.5	$0.8	n/a	n/a
Total Net Sales	$295.3	$286.1	3.2%	2.4%

•	Numbers may not add due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth.  The difference between constant currency growth and reported growth reflects the impact from currency fluctuations in the various currencies in which we operate.

Three months ended September 30, 2016
For the three business franchises, sales were as follows:

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $149 million, representing a 0.4 percent decrease versus the comparable period in 2015.  The increase in cardiopulmonary was more than offset by the decline in heart valves.

Sales in cardiopulmonary products were $115 million, up slightly from the third quarter of 2015. A decline in the Company's 3T Heater-Cooler devices, as a result of import restrictions in the U.S. and the timing of heart-lung machine orders in Europe, were more than offset by several items including strong demand for oxygenators, particularly in emerging markets as well as Japan and Australia.

3 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" below.  The sales results presented are unaudited.
4 Cardiac Rhythm Management.

Heart valve sales, including tissue and mechanical heart valves, were $34 million, a decrease of 2.4 percent compared to the same period the previous year.  Strength in Perceval in both the U.S. and Europe was more than offset by weakness in mechanical valves, primarily in China, and traditional tissue valves globally.

Cardiac Rhythm Management (CRM)
CRM sales for the period totaled $57 million, an increase of 3.6 percent as compared to the third quarter of 2015.  The increase was primarily due to positive performance of the Company's newest high-voltage device PLATINIUM and favorable year-over-year results with its KORA 250 pacemaker.

Neuromodulation
Neuromodulation sales were $90 million in the third quarter, an increase of 6.8 percent over the prior year period, driven primarily by continued adoption of the Company's newest VNS Therapy device AspireSR and strong new patient growth in the U.S.

Financial Performance
On a U.S. GAAP basis, third quarter 2016 income from operations was $23 million compared to $22 million in the second quarter of 2016.  Adjusted income from operations5 for the third quarter of 2016 was $55 million, an increase of 38 percent as compared to the third quarter of 2015.  This is primarily attributed to a positive mix of sales during the quarter which improved gross margin, sound cost control, delivery of planned synergies and the impact of previously announced restructuring efforts.

2016 Projections
The Company is modifying its sales guidance and narrowing the range for earnings per share guidance for full year 2016.

The Company now expects revenue growth on a constant-currency basis to be in the 1 to 2 percent range, and is narrowing the projected range for adjusted diluted earnings per share (EPS) to $2.95 to $3.05.

5 Adjusted measures exclude certain specified items as described later in this press release and the attached schedules.  Adjusted measures are based on selected non-GAAP operating results highlights in the 2015 Annual and Fourth Quarter Financial Results published on February 24, 2016.

Webcast and Conference Call Instructions
The conference call will be available to interested parties through a live audio webcast commencing at 8:00 a.m. Central time (9:00 a.m. Eastern time, 1:00 p.m. UK time) and accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com.  To listen to the conference call live by telephone, dial (844) 239-5285 (if dialing from within the U.S.) or (512) 961-6524 (if dialing from outside the U.S.).  The conference ID is 87431578.

Within 24 hours of the webcast, a replay will be available under the "Events & Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company formed by the merger of Sorin S.p.A, a leader in the treatment of cardiovascular diseases, and Cyberonics Inc., a medical device company with core expertise in Neuromodulation. LivaNova transforms medical innovation into meaningful solutions for the benefit of patients, healthcare professionals, and healthcare systems.  The Company employs approximately 4,600 employees worldwide and is headquartered in London, U.K.

LivaNova is listed on NASDAQ and is admitted to the standard listing segment of the Official List of the UK's Financial Conduct Authority and to trading on the London Stock Exchange (LSE) under the ticker symbol "LIVN".

Financial Alignment, Combined Sales & Operating Results, Business Franchise Structure and Constant Currency
Cyberonics, the predecessor company to LivaNova, previously reported on a 52/53 week fiscal year calendar ending in April.  With the formal change in the fiscal calendar to a fiscal year ended December 31, the historical Neuromodulation business franchise sales have been aligned to correspond as closely as possible to calendar quarters.

Although LivaNova was a shell company with no business operations until the closing date of the merger on October 19, 2015, the sales results disclosed for periods up to and beyond that date are being provided on a combined basis, a non-GAAP formulation that combines the results of legacy Sorin and Cyberonics for the periods completed prior to the merger and periods that include results both before and after the closing of the merger.  The Company believes that presenting the results of Sorin and Cyberonics in such a manner offers a meaningful representation to investors of the combined company's sales for these periods.

Non-GAAP operating results, unaudited, have been included for 2015.  These results have been prepared by management and adjusted for non-GAAP items as if the merger had occurred on January 1, 2015 but should not be considered as an alternative to Proforma Income Statements to be provided in accordance with SEC filings.  Certain adjustments to legacy Sorin operating results have occurred in order to present the results in U.S. dollars and to align these results as closely as possible to the presentation of LivaNova financial results.  Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Management believes that the presentation of these results provides a meaningful representation of the combined company's operating results for the periods presented.

The sales and operating results for legacy Cyberonics for the quarters ended March 31, June 30 and September 30 were aligned to provide comparative information. The actual periods ended on March 27, June 26 and September 25 respectively.

LivaNova (as the successor to Sorin and Cyberonics on a combined basis) operates under a Business Franchise structure with Cardiac Surgery, CRM and Neuromodulation accounting for substantially all of the sales during the periods referred to herein.  The combined company also operates a New Ventures group, dedicated to developing new technologies.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with Generally Accepted Accounting Principles (GAAP). Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.
Safe harbor statement
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended.  Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations.  Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," "could," "seek," "guidance," "predict," "potential," "likely," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions.  Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that the Company believes to be reasonable, but are inherently uncertain.  As a result, the Company's actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning developing novel opportunities in neuromodulation, heart failure, sleep apnea and percutaneous mitral valve, creating new innovative solutions that benefit patients, healthcare professionals, and healthcare systems, and building significant shareholder value.  Important factors that may cause actual results to differ include, but are not limited to:  (i) risks that the legacy businesses of Cyberonics, Inc. and Sorin S.p.A. (together, the "combined companies") will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; (ii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (iii) risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; (iv) organizational and governance structure; (v) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (vi) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (vii) the ability to hire and retain key personnel; (viii) the ability to attract new customers and retain existing customers in the manner anticipated; (ix) the reliance on and integration of information technology systems; (x) changes in legislation or governmental regulations affecting LivaNova; (xi) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (xii) conditions in the credit markets; (xiii) business and other financial risks inherent to the industries in which LivaNova operates; (xiv) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xv) LivaNova's international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xvi) and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.  The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company's business, including those described in the "Risk Factors" section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-4 and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All information in this press release is as of the date of its release.  The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

For more information, please visit www.livanova.com, or contact:
Investor Relations and Media
Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
 e-mail: corporate.communications@livanova.com

LIVANOVA PLC
QUARTERLY SALES TREND BY BUSINESS UNIT
U.S. dollar in Millions, CONSTANT CURRENCY

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	3Q16 vs. 3Q15
Net sales

Cardio Pulmonary	$107.5	$125.9	$113.0	$130.0	$476.4	$113.4	$123.6	$113.3	0.2%
Heart Valves	34.7	36.4	34.2	34.9	140.2	33.4	37.0	33.4	(2.4%	)

Cardiac Surgery Total	142.2	162.3	147.2	164.9	616.6	146.8	160.7	146.6	(0.4%	)
CRM	70.4	75.6	53.9	60.7	260.5	62.9	68.1	55.8	3.6%
Neuromodulation	70.1	78.4	84.3	91.5	324.3	81.6	90.1	90.0	6.8%

Other	0.7	0.7	0.8	0.9	3.2	0.5	0.4	0.5	(41.9%	)

Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$291.8	$319.3	$292.9	2.4%

QUARTERLY SALES TREND BY BUSINESS UNIT
U.S. dollar in Millions, REPORTED

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	3Q16 vs. 3Q15
Net sales

Cardio Pulmonary	$107.5	$125.9	$113.0	$130.0	$476.4	$110.9	$124.0	$114.8	1.6%
Heart Valves	34.7	36.4	34.2	34.9	140.2	32.5	37.1	33.7	(1.5%	)

Cardiac Surgery Total	142.2	162.3	147.2	164.9	616.6	143.4	161.1	148.5	0.9%
CRM	70.4	75.6	53.9	60.7	260.5	61.7	69.6	56.8	5.4%
Neuromodulation	70.1	78.4	84.3	91.5	324.3	81.4	90.0	89.5	6.2%

Other	0.7	0.7	0.8	0.9	3.2	0.4	0.4	0.5	(41.7%	)

Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$287.0	$321.0	$295.3	3.2%

*Numbers may not add due to rounding.

LIVANOVA PLC
QUARTERLY SALES TREND BY REGION
U.S. dollar in Millions, CONSTANT CURRENCY

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	3Q16 vs. 3Q15
Cardio Pulmonary
US	$32.9	$43.0	$39.8	$45.9	$161.7	$34.5	$39.2	$39.4	(1.1%	)
Europe	33.6	37.1	31.7	35.6	137.9	32.4	34.6	28.8	(9.1%	)
Rest of World	41.0	45.9	41.5	48.5	176.9	46.6	49.8	45.1	8.6%
Total	107.5	125.9	113.0	130.0	476.4	113.4	123.6	113.3	0.2%

Heart Valve
US	6.7	6.7	6.1	5.8	25.2	6.5	7.1	7.4	21.2%
Europe	12.8	13.0	10.3	10.9	46.9	11.7	12.4	9.9	(3.8%	)
Rest of World	15.2	16.8	17.8	18.2	68.1	15.2	17.6	16.1	(9.7%	)
Total	34.7	36.4	34.2	34.9	140.2	33.4	37.0	33.4	(2.4%	)

Cardiac Surgery
US	39.6	49.6	45.9	51.7	186.9	40.9	46.3	46.8	1.9%
Europe	46.3	50.0	41.9	46.5	184.8	44.0	47.0	38.7	(7.8%	)
Rest of World	56.2	62.7	59.3	66.7	245.0	61.8	67.4	61.2	3.1%
Total	142.2	162.3	147.2	164.9	616.6	146.8	160.7	146.6	(0.4%	)

CRM
US	4.5	3.9	3.9	3.1	15.5	3.0	2.3	2.2	(44.7%	)
Europe	51.0	52.3	44.8	50.5	198.6	51.2	53.5	44.8	(0.0%	)
Rest of World	14.9	19.4	5.1	7.0	46.4	8.7	12.3	8.8	71.8%
Total	70.4	75.6	53.9	60.7	260.5	62.9	68.1	55.8	3.6%

Neuromodulation
US	57.5	63.6	70.9	76.8	268.8	70.2	75.8	74.9	5.5%
Europe	8.7	8.9	8.4	9.2	35.2	6.6	9.4	9.0	7.2%
Rest of World	3.9	6.0	4.9	5.5	20.3	4.8	4.9	6.1	24.6%
Total	70.1	78.4	84.3	91.5	324.3	81.6	90.1	90.0	6.8%

Other
US	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	n/a
Europe	0.0	0.0	0.0	0.2	0.3	0.1	0.1	0.0	n/a
Rest of World	0.7	0.7	0.8	0.7	2.9	0.5	0.3	0.5	(38.0%	)
Total	0.7	0.7	0.8	0.9	3.2	0.5	0.4	0.5	(41.9%	)

Total
US	101.6	117.1	120.8	131.6	471.2	114.1	124.4	123.8	2.5%
Europe	106.1	111.2	95.2	106.4	418.8	101.9	110.0	92.5	(2.8%	)
Rest of World	75.7	88.8	70.2	79.9	314.6	75.8	84.9	76.6	9.2%
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$291.8	$319.3	$292.9	2.4%

*Numbers may not add due to rounding.

LIVANOVA PLC
QUARTERLY SALES TREND BY REGION
U.S. dollar in Millions, REPORTED

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16	3Q16 vs. 3Q15
Cardio Pulmonary
US	$32.9	$43.0	$39.8	$45.9	$161.7	$34.5	$39.2	$39.4	(1.1%	)
Europe	33.6	37.1	31.7	35.6	137.9	31.5	34.9	28.3	(10.6%	)
Rest of World	41.0	45.9	41.5	48.5	176.9	45.0	49.9	47.2	13.6%
Total	107.5	125.9	113.0	130.0	476.4	110.9	124.0	114.8	1.6%

Heart Valve
US	6.7	6.7	6.1	5.8	25.2	6.5	7.1	7.4	21.2%
Europe	12.8	13.0	10.3	10.9	46.9	11.4	12.5	9.7	(5.4%	)
Rest of World	15.2	16.8	17.8	18.2	68.1	14.7	17.5	16.6	(7.1%	)
Total	34.7	36.4	34.2	34.9	140.2	32.5	37.1	33.7	(1.5%	)

Cardiac Surgery
US	39.6	49.6	45.9	51.7	186.9	40.9	46.3	46.8	1.9
Europe	46.3	50.0	41.9	46.5	184.8	42.9	47.4	38.0	(9.4%	)
Rest of World	56.2	62.7	59.3	66.7	245.0	59.7	67.4	63.7	7.4%
Total	142.2	162.3	147.2	164.9	616.6	143.4	161.1	148.5	0.9%

CRM
US	4.5	3.9	3.9	3.1	15.5	3.0	2.3	2.2	(44.7%	)
Europe	51.0	52.3	44.8	50.5	198.6	50.0	54.4	44.7	(0.1%	)
Rest of World	14.9	19.4	5.1	7.0	46.4	8.7	12.9	9.8	91.8%
Total	70.4	75.6	53.9	60.7	260.5	61.7	69.6	56.8	5.4%

Neuromodulation
US	57.5	63.6	70.9	76.8	268.8	70.2	75.8	74.9	5.5%
Europe	8.7	8.9	8.4	9.2	35.2	6.4	9.4	8.5	1.3%
Rest of World	3.9	6.0	4.9	5.5	20.3	4.8	4.9	6.2	24.8%
Total	70.1	78.4	84.3	91.5	324.3	81.4	90.0	89.5	6.2%

Other
US	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	n/a
Europe	0.0	0.0	0.0	0.2	0.3	0.1	0.1	0.0	n/a
Rest of World	0.7	0.7	0.8	0.7	2.9	0.4	0.3	0.5	(37.8%	)
Total	0.7	0.7	0.8	0.9	3.2	0.4	0.4	0.5	(41.7%	)

Total
US	101.6	117.1	120.8	131.6	471.2	114.1	124.4	123.8	2.5%
Europe	106.1	111.2	95.2	106.4	418.8	99.3	111.2	91.2	(4.1%	)
Rest of World	75.7	88.8	70.2	79.9	314.6	73.5	85.4	80.2	14.3%
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$287.0	$321.0	$295.3	3.2%

*Numbers may not add due to rounding.

LIVANOVA PLC
QUARTERLY SALES
U.S. dollar in Millions

	Three Months Ended September 30, 2016
	2016	2015	% Change at Actual Currency Rates		% Change at Constant Currency Rates
Cardio Pulmonary
US	$39.4	$39.8	(1.1%	)	(1.1%	)
Europe	28.3	31.7	(10.6%	)	(9.1%	)
Rest of World	47.2	41.5	13.6%		8.6%
Total	114.8	113.0	(1.6%	)	0.2%

Heart Valve
US	7.4	6.1	21.2%		21.2%
Europe	9.7	10.3	(5.4%	)	(3.8%	)
Rest of World	16.6	17.8	(7.1%	)	(9.7%	)
Total	33.7	34.2	(1.5%	)	(2.4%	)

Cardiac Surgery
US	46.8	45.9	1.9%		(1.9%	)
Europe	38.0	41.9	(9.4%	)	(7.8%	)
Rest of World	63.7	59.3	7.4%		3.1%
Total	148.5	147.2	0.9%		(0.4%	)

CRM
US	2.2	3.9	(44.7%	)	(44.7%	)
Europe	44.7	44.8	(0.1%	)	(0.0%	)
Rest of World	9.8	5.1	91.8%		71.8%
Total	56.8	53.9	5.4%		3.6%

Neuromodulation
US	74.9	70.9	5.5%		5.5%
Europe	8.5	8.4	1.3%		7.2%
Rest of World	6.2	4.9	24.8%		24.6%
Total	89.5	84.3	6.2%		6.8%

Other
US	0.0	0.0	n/a		n/a
Europe	0.0	0.0	n/a		n/a
Rest of World	0.5	0.8	(37.8%	)	(38.0%	)
Total	0.5	0.8	(41.7%	)	(41.9%	)

Total
US	123.8	120.8	2.5%		2.5%
Europe	91.2	95.2	(4.1%	)	(2.8%	)
Rest of World	80.2	70.2	14.3%		9.2%
Total	$295.3	$286.1	3.2%		2.4%

*The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC
QUARTERLY SALES
U.S. dollar in Millions

	Nine Months Ended September 30, 2016
	2016	2015	% Change at Actual Currency Rates		% Change at Constant Currency Rates
Cardio Pulmonary
US	$113.1	$115.7	(2.3%	)	(2.3%	)
Europe	94.7	102.3	(7.5%	)	(6.4%	)
Rest of World	142.0	128.4	10.6%		10.2%
Total	349.7	346.4	1.0%		1.1%

Heart Valve
US	20.9	19.4	7.5%		7.5%
Europe	33.6	36.0	(6.7%	)	(5.7%	)
Rest of World	48.8	49.9	(2.2%	)	(1.9%	)
Total	103.3	105.3	(1.9%	)	(1.5%	)

Cardiac Surgery
US	134.0	135.2	(0.9%	)	(0.9%	)
Europe	128.2	138.3	(7.3%	)	(6.2%	)
Rest of World	190.8	178.2	7.0%		6.8%
Total	453.0	451.7	0.3%		0.5%

CRM
US	7.5	12.4	(39.8%	)	(39.8%	)
Europe	149.1	148.0	0.7%		1.0%
Rest of World	31.4	39.4	(20.2%	)	(24.4%	)
Total	188.1	199.8	(5.9%	)	(6.5%	)

Neuromodulation
US	220.9	192.0	15.1%		15.1%
Europe	24.2	26.0	(6.9%	)	(3.8%	)
Rest of World	15.8	14.8	6.4%		6.6%
Total	260.9	232.8	12.1%		12.4%

Other
US	0.0		n/a		n/a
Europe	0.1	0.1	124.2%		n/a
Rest of World	1.2	2.2	(46.6%	)	(43.2%	)
Total	1.3	2.2	(41.5%	)	(38.2%	)

Total
US	362.4	339.6	6.7%		6.7%
Europe	301.7	312.4	(3.4%	)	(2.6%	)
Rest of World	239.2	234.7	1.9%		(1.1%	)
Total	$903.3	$886.6	1.9%		2.0%

*The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS)
U.S. dollars in Millions, except share and per share amounts
			Three Months Ended September 30, 2016
	Net sales		$295.3
	Cost of sales		106.5
	Gross profit		188.8

	Operating expenses
	Selling, general and administrative		107.6
	Research and development		32.2
	Merger and integration expense		7.6
	Restructuring expense		4.4
	Amortization of intangible		11.8
	Litigation related expenses		2.4
	Total operating expenses		165.8
	Income (loss) from operations		23.0

	Other Income
	Interest (income) expense		2.9
	Foreign exchange and other – (gain) loss		(1.2)
	Income (loss) before income taxes		21.3

	Loss from equity method investments		13.1
	Income tax expense (benefit)		9.7
	Net (loss) income		$(1.6)

	Earnings (loss) per common share:
	Basic		$(0.03)
	Diluted		$(0.03)

	Weighted average common shares outstanding (in Millions)
	Basic		49.1
	Diluted		49.1

	Adjusted Gross Profit(1)		$190.4
	Adjusted SG&A(1)		104.0
	Adjusted R&D(1)		31.2
	Adjusted Income from Operations(1)		55.2
	Adjusted Net Income(1)		38.3
	Adjusted Diluted Earnings Per Share(1)		$0.78
	Statistics (as a % of net sales, except for income tax rate)
	GAAP Three
	Months Ended September 30,	Adjusted(1) Three Months Ended September 30,
	2016	2016	2015
Gross Profit	63.9%	64.5%	63.8%
SG&A	36.4%	35.2%	37.3%
R&D	10.9%	10.6%	12.5%
Income from Operations (loss)	7.8%	18.7%	14.0%
Net Income (loss)	(0.5% )	13.0%	n/a
Income Tax Rate	45.7%	25.5%	n/a

(1)Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to compare GAAP financial measures in the Reconciliation of GAAP to non-GAAP Financial Measures contained in the press release.

*Numbers may not add due to rounding.  n/a is not applicable; there is no applicable adjusted net income or tax rate reported for 3Q15.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS)
U.S. dollars in Millions, except share and per share amounts
			Nine Months Ended September 30, 2016
	Net sales		$903.3
	Cost of sales		360.7
	Gross profit		542.6

	Operating expenses
	Selling, general and administrative		343.3
	Research and development		94.1
	Merger and integration expense		20.5
	Restructuring expense		37.2
	Amortization of intangible		34.0
	Litigation related expenses		4.7
	Total operating expenses		533.8
	Income (loss) from operations		8.8

	Other Income
	Interest income (expense)		5.5
	Foreign exchange and other – (gain) loss		0.0
	Income (loss) before income taxes		3.3

	Loss from equity method investments		19.4
	Income tax expense (benefit)		16.9
	Net (loss) income		$(33.0)

	Earnings (loss) per common share:
	Basic		$(0.67)
	Diluted		$(0.67)

	Weighted average common shares outstanding (in Millions)
	Basic		49.0
	Diluted		49.0

	Adjusted Gross Profit(1)		$584.5
	Adjusted SG&A(1)		330.5
	Adjusted R&D(1)		92.5
	Adjusted Income (loss) from Operations(1)		161.5
	Adjusted Net Income (loss) (1)		107.8
	Adjusted Diluted Earnings Per Share(1)		$2.20
	Statistics (as a % of net sales, except for income tax rate)
	GAAP Nine
	Months Ended September 30,	Adjusted(1) Nine Months Ended September 30,
	2016	2016	2015
Gross Profit	60.1%	64.7%	63.5%
SG&A	38.0%	36.6%	37.0%
R&D	10.4%	10.2%	12.2%
Income from Operations (loss)	1.0%	17.9%	14.4%
Net Income (loss)	(3.7% )	11.9%	n/a
Income Tax Rate	514.4%	26.3%	n/a

(1)Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to compare GAAP financial measures in the Reconciliation of GAAP to non-GAAP Financial Measures contained in the press release.

*Numbers may not add due to rounding.  n/a is not applicable; there is no applicable adjusted net income or tax rate reported for 3Q15.

LIVANOVA PLC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
U.S. dollars in Millions, except share and per share amounts

Three Months Ended September 30, 2016	Sales	Gross Profit	Income From Operations	Net Income (loss)	Diluted EPS

GAAP Financial Measures	$295.3	$188.8	$23.0	$(1.6)	$(0.03)
Specified Items
Merger and integration expense(A)			7.6	5.8	0.12
Restructuring expense(B)			4.4	2.9	0.06
Amortization of intangible assets(C)		1.3	12.7	9.5	0.19
Other income/expenses & litigation(D)			2.4	1.5	0.03
Write-off of investments in minorities(E				9.1	0.18
Impact of inventory step-up(F))		0.2	0.2	0.1	0.00
Equity compensation(G)		0.1	5.0	4.0	0.08
Certain tax adjustments(H)				6.9	0.14
Adjusted financial measures	$295.3	$190.4	$55.2	$38.3	$0.78

*Numbers may not add due to rounding.

GAAP results for the three months ended Setember 30, 2016 include:
(A)Expenses related to merger and integration activities..
(B)Restructuring expenses, including CRM restructuring announced March 10, 2016, severance related to corporate and shared service synergies and recent organizational changes
(C)Includes amortization associated with final purchase price accounting.
(D)$1.3m expense primarily associated with litigation related to 3T Heater-Cooler devices; $0.9 Million related to other litigations.
(E)$9.2m related to impairment of Respicardia buy-out option; $0.7 Million related to increasing amortization following final PPA.
(F)Includes the amortization of inventory step-up associated with final purchase price accounting.
(G)Includes $4.6 Million related to SG&A, $0.2 Million related to R&D and $0.1 Million related to COGS.
(H)Relates to the impact of restrucring initiatives and IP migration.

Please see "Use of Non-GAAP Financial Measures" above

Nine Months Ended September 30, 2016	Sales	Gross Profit	Income From Operations	Net Income (loss)	Diluted EPS

GAAP Financial Measures	$903.3	$542.6	$8.8	$(33.0)	$(0.67)
Specified Items
Merger and integration expense(A)			20.5	16.9	0.35
Restructuring expense(B)			37.2	33.4	0.68
Amortization of intangible assets(C)		5.9	39.5	29.2	0.59
Write-off of investment in minorities			4.9	2.1	0.04
Other income/expenses & litigation(D)				9.1	0.18
Impact of inventory step-up(E)		35.2	35.2	24.1	0.49
Equity compensation(F)		0.8	15.3	12.9	0.26
Certain tax adjustments(G)				13.2	0.27
Adjusted financial measures	$903.3	$584.5	$161.5	$107.8	$2.20

*Numbers may not add due to rounding.

GAAP results for the nine months ended September 30, 2016 include:
(A)Expenses related to merger and integration activities..
(B) )Restructuring expenses, including CRM restructuring announced March 10, 2016, severance related to corporate and shared service synergies and recent organizational changes.
(C)Includes amortization associated with final purchase price accounting.

(D)$4.7 Million reimbursement of damages related to 2012 earthquake in Mirandola (Italy); $ 5.0m write-off of receivables from Greece distributor; $3.6 Million expense primarily associated with litigation related to
3T Heater-Cooler devices; $0.9 Million related to related to other litigations.

(E)$9.2m related to the impairment of Respicardia buy-out option; $0.7 Million related to increasing amortization following final PPA.
(F)Includes the amortization of inventory step-up associated with final purchase price accounting.
(G)Includes $13.7 Million related to SG&A, $0.8 Million related to R&D and $0.8 related to COGS.
(H)Relates to the impact of restrucring initiatives and IP migration.

Please see "Use of Non-GAAP Financial Measures" above

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in Millions

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$63.6	$112.6
Short-term investments	0.0	7.0
Accounts receivable, net	284.3	272.4
Inventories	197.6	212.5
Prepaid taxes	49.9	42.4
Prepaid expenses and other current assets	51.9	26.6
Total Current Assets	647.3	673.4
Property, plant and equipment, net	245.1	244.6
Goodwill	731.1	745.4
Intangible assets, net	650.4	658.9
Investments	67.4	77.5
Deferred tax assets, net	6.0	153.5
Other assets	149.6	5.4
Total Assets	$2,497.0	$2,558.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current debt obligations	$53.6	$82.5
Accounts payable	104.5	109.6
Accrued liabilities	62.0	63.0
Income taxes payable	16.7	26.7
Accrued employee compensation and related benefits liability	80.0	77.3
Total Current Liabilities	316.9	359.1
Long-term debt obligations	90.9	91.8
Deferred income taxes liability	213.1	235.5
Long-term employee compensation and related benefits liability	32.0	31.1
Other long-term liabilities	27.2	29.7
Total Liabilities	680.1	747.3
Total Stockholders' Equity	1,816.9	1,811.5
Total Liabilities and Stockholders' Equity	$2,497.0	$2,558.7

*Numbers may not add due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOW
U.S. dollars in Millions
(Unaudited)

Nine Months Ended September 30, 2016

Cash Flows From Operating Activities
Net loss	$(33.0)
Non-cash items included in net loss:
Depreciation	30.2
Amortization	34.0
Stock-based compensation	15.6
Deferred income tax expense (benefit)	(10.2)
Loss from equity method investments	19.4
Other	8.8

Changes in operating assets and liabilities
Accounts receivable	(11.0)
Inventories	20.6
Other current and non-current assets	(23.1)
Restructuring reserve	15.0
Accounts payable and accrued current and non-current liabilities	(16.7)
Net cash provided by operating activities	49.4

Cash Flow From Investing Activities
Purchase of short-term investments	(7.1)
Maturities of short-term investments	14.1
Purchase of property, plant and equipment and other	(26.8)
Intangible assets purchases	(1.9)
Purchase of Equity and Cost Method Investments	(8.1)
Net cash used in investing activities	(29.8)

Cash Flows From Financing Activities:
Short-term borrowing	6.1
Short-term repayments	(39.9)
Proceeds from long-term debt obligations	8.0
Repayment of long-term debt obligations	(11.4)
Repayment of trade receivable advances	(23.8)
Loans to equity method investees	(6.6)
Proceeds from exercise of options for common stock	7.9
Realized excess tax benefits - stock-based compensation	1.2
Purchase of ordinary stock	(11.1)
Net cash used in financing activities	(69.6)

Effect of exchange rate changes on cash and cash equivalents	1.0
Net decrease in cash and cash equivalents	(49.0)

Cash and cash equivalents at beginning of period	112.6
Cash and cash equivalents at end of period	$63.6

*Numbers may not add due to rounding.